UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008 (April 15, 2008)

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Reference is made to Item 2.03 below.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Avantair, Inc. entered into a payment arrangement with Jet Support Services, Inc. (“JSSI”) by means of a $5,600,000 promissory note, dated April 15, 2008. The note matures on April 1, 2011 and bears an interest at the rate of 10% per annum, with 35 monthly payments of principal and interest in an amount of $185,127 beginning on June 2, 2008. The note contains no pre-payment penalty and provides for acceleration of the balance of the note in the event of a default under the note or the Engine Maintenance Contract.

The note covers the balance of a preexisting $3,452,040 promissory note as well as other costs and fees to be paid by Avantair under the service agreements with JSSI. In connection with the parties entering into this payment arrangement and the $5,600,000 promissory note, the parties terminated the Airframe Maintenance Contract, but the parties are continuing their relationship pursuant to the existing Engine Maintenance Contract. Avantair will manage the airframe maintenance program on an internal basis.

Additional information regarding the foregoing is contained in the Promissory Note attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

99.1	Promissory Note dated April 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: April 16, 2008	By:	/s/ Steven F. Santo
Steven F. Santo
Chief Executive Officer
(Authorized Officer and Principal Executive Officer)

EXHIBIT INDEX

EXHIBITS.

99.1 Promissory Note dated April 15, 2008